THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISETRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                            STOCK PURCHASE AGREEMENT

     AGREEMENT made this 1 1~' day of November, 1998, by and among Progressive General Corporation, a Florida corporation, (the "ISSUER"), Pamela Wilkinson, as the Selling Shareholder, and James Rodgers ("PURCHASER").

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE  PARTIES  HERETO  AGREE  AS  FOLLOWS:

     1.     EXCHANGE  OF  SECURITIES.     Subject to the terms and conditions of
            -------------------------
this Agreement, SELLER agrees to sell PURCHASER, 975,000 shares of the common stock of ISSUER, $0.00l par value (the "Shares"), in exchange for $250,000.

     2     REPRESENTATIONS AND WARRANTIES.     ISSUER represents and warrants to
           -------------------------------
PURCHASER  the  following:

          i.     Organization.     ISSUER  is  a  corporation  duly  organized,
                 -------------
validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

          ii.     Capital.     The  authorized  capital stock of ISSUER consists
                  --------
of 50,000,000 shares of common stock, $0.00 I par value, of which 1,000,000 shares are issued and outstanding. Of these 1,000,000 shares, the Selling Shareholder owns 975,000 shares. All outstanding shares are filly paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there

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
will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

          iii. OTC Bulletin Board Listing. The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol:
PSVG. iv. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited Financial Statements of the ISSUER as of August 3, 1998, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the financial statements.

          v.     Absence  of  Changes.     Since  the  date  of  the  financial
                 --------------------
statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          vi.     Liabilities.     ISSUER  does not have any debt, liability, or
                  ------------
obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between IS SUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, IS SUER will be free from any and all liabilities, liens, claims and/or commitments.

          vii.     Ability  to  Carry Out Obligations.     ISSUER has the right,
                   ----------------------------------
power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

          viii.   Full  Disclosure.     None of  representations  and warranties
                  -----------------
made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          ix.     Contract  and  Leases.     ISSUER is not currently carrying on
                  ----------------------
any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER

          x.     Compliance with Laws.     To the best of its knowledge, IS SUER
                 ---------------------
has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

          xi.     Litigation.     ISSUER  is  not  (and has not been) a party to
                  -----------
any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          xii.     Conduct  of  Business.     Prior to the closing, ISSUER shall
                   ----------------------
conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

          xiii.     Title.     The  Shares  sold pursuant to this Agreement will
                    ------
be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the IS SUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

     3. PURCI-IASER represents and warrants to ISSUER and the Selling Shareholder that it has been represented by independent counsel.

     4.     INVESTMENT INTENT.     PURCHASER is acquiring the Shares for its own
            ------------------
account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

     5.     CLOSING.     The closing of this transaction shall take place at the
            --------
law  offices  of  Eric  P.  Littman,  7695  S.W.  104h Street, Suite 210, Miami,
Florida. 33156. Unless the closing of this transaction takes place on or before November 17, 1998, then either party may terminate this Agreement.

     6.     DOCUMENTS  TO  BE  DELIVERED  AT  CLOSING.
            ------------------------------------------

          i.     By  the  ISSUER  and  Selling  Shareholder
                 ------------------------------------------

               (1) Instructions to ISSUER'S Transfer Agent, Interwest Transfer Co. Inc. along with Seller's Stock certificate executed with a signature medallion guaranteed instructing the Transfer Agent to transfer to PURCHASER 975,000 SHARES registered in the name of the Selling Shareholder.

               (2) The resignation of the current officers and directors of ISSUER.

               (3) A Board of Directors resolution appointing such person as PURCHASER designate as a director(s) of ISSUER.

               (4) Audited financial statements of ISSUER for the period ending August 3, 1998.

               (5) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

          ii.  PURCHASER
               ---------

               (1) Wire transfer or Attorney's Trust Account check in the amount of $250,000 payable to Eric P. Littman, Trust Account in accordance with
Section  1.

     7.     MISCELLANEOUS.
            --------------

          i.     Captions  and  Headings.     The Article and paragraph headings
                 ------------------------
throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.


          ii.     No  oral  Change.     This Agreement and any provision hereof,
                  -----------------
may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.


          iii.     Non  Waiver.     Except  as  otherwise  expressly  provided
                   ------------
herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another pasty shall be construed as a waiver with respect to any other or subsequent breach.

          iv.     Time  of  Essence.     and every provision hereof.  Time is of
                  ------------------
the  essence  of  this  Agreement  and  of  each

          v.     Entire  Agreement.     This  Agreement  contains  the  entire
                 ------------------
Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

          vi.     Counterparts.     This  Agreement  may  be  executed
                  -------------
simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii.     Notices.     All  notices,  requests,  demands,  and  other
                   --------
communications under this Agreement shall be in writing and shal1 be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by fist class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:


          ISSUER.        C/O  Eric  P.  Littman,  Esquire
                         7695  SW,  104th  Street
                         Suite  210
                         Miami,  Florida,  33156

          PURCHASER:     Mr.  James  Rodgers
                         #321965  49th  Avenue
                         Langley,  B.C.  V3A8J7



     IN WITNESS WHEREOF. the undersigned has executed this Agreement this 11th day of November, 1998


Progressive  General  Corporation               James  Rodgers


By:  /s/  Pamela  Wilkinson,  President         By:  /s/  James  Rodgers
    ------------------------------------             -------------------
          Pamela  Wilkinson,  President                   James  Rodgers


/s/ Pamela Wilkinson,
-----------------------------------------
    Pamela Wilkinson, Selling Shareholder

                       RESIGNATION OF PAMELA WILKINSON AS
                             AN OFFICER AND DIRECTOR
                       OF PROGRESSIVE GENERAL CORPORATION

I, Pamela Wilkinson, hereby resign as an officer and director of Progressive General Corporation effective as of 2:00 P.M., November 19, 1998.


/s/  Pamela  Wilkinson
----------------------
     Pamela  Wilkinson